Exhibit 16.1

Bobbitt, Pittenger & Company, P.A.
Certified Public Accountants

May 14, 2013

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N.W.
Washington, DC 20549

Re: Allerayde SAB, Inc.

Commission File Number 333-157565

We have received a copy of, and are in agreement with, the statements being made by Allerayde SAB, Inc. in Item 4.01 of its Form 8-K dated May 14, 2013, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,
Bobbitt, Pittenger & Company, P.A.